Exhibit 10.5

AGREEMENT

AGREEMENT, dated as of April 15, 2015 (this "Agreement"), among CollabRx, Inc., a Delaware corporation (the "Company"), Clifford Baron (the "Employee"), and Medytox Solutions, Inc., a Nevada corporation ("Medytox").

WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated as of March 5, 2014 (the "Employment Agreement");

WHEREAS, the Company, CollabRx Merger Sub, Inc., a Nevada corporation ("Merger Sub"), and Medytox are parties to the Agreement and Plan of Merger, dated as of April 15, 2015, as it may be amended in accordance with its terms (the "Merger Agreement");

WHEREAS, the Merger Agreement provides, subject to the terms and conditions thereof, for the merger  (the "Merger") of Merger Sub with and into Medytox, with Medytox being the surviving corporation;

WHEREAS, the Merger Agreement further provides that, prior to the effectiveness of the Merger, the Company shall form a Delaware subsidiary ("New Sub") and that the Company shall thereupon effect the Asset Contribution (as defined in the Merger Agreement);

WHEREAS, the parties contemplate that immediately prior to the effectiveness of the Merger, the Employee and the Company shall terminate the Employment Agreement and the Employee, the Company and New Sub shall enter into a new employment agreement in the form of Exhibit A attached hereto (the "New Employment Agreement"); and

WHEREAS, the termination of the Employment Agreement and the entering into of the New Employment Agreement are conditions to the consummation of the Merger.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Signature Page to the Agreement re Employment Agreement Termination

1.            Employment Agreement.  The parties hereto agree that none of the Merger Agreement, the consummation of the Merger pursuant to the Merger Agreement or any of the transactions contemplated by the Merger Agreement shall constitute a Change of Control (as defined in the Employment Agreement) or constitute or give rise to Good Reason (as defined in the Employment Agreement) for the Employee to resign from or otherwise terminate his employment relationship with the Company prior to the Effective Time (as defined in the Merger Agreement).  Concurrently with the execution and effectiveness of the New Employment Agreement, which shall occur concurrently with and contingent upon the Effective Time of the Merger, the Employment Agreement shall automatically terminate and the Employee’s resignation from all of his officer positions with the Company shall automatically become effective.  For purposes of the Employment Agreement, the termination shall be treated as a termination by the Employee without Good Reason pursuant to Section 8(f) of the Employment Agreement.  The parties agree that there shall be no acceleration of vesting with respect to any equity awards in connection with the Merger to the extent that such acceleration of vesting would result in the Employee being subject to an excise tax imposed under Section 4999 of the Code (as defined in the Merger Agreement).  Notwithstanding anything herein to the contrary, the parties hereto agree that the Employment Agreement shall remain in full force and effect in the event the Merger is not consummated pursuant to the Merger Agreement.

2.            Representations and Warranties.  Each party represents and warrants to the other parties that (i) this Agreement has been duly authorized, executed and delivered by such party and (ii) this Agreement constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms, subject to the Bankruptcy and Equity Exceptions (as defined in the Merger Agreement).

3.            Further Assurances.  From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

4.            Termination.  This Agreement shall terminate upon the earlier to occur of (a) a valid termination of the Merger Agreement in accordance with its terms or (b) a Parent Adverse Recommendation Change or a Company Adverse Recommendation Change (as such terms are defined in the Merger Agreement).  Nothing in this Section 4 shall relieve any party of liability for breach of this Agreement prior to the termination of this Agreement pursuant to its terms.

5.            Amendment and Modification; No Waiver.  This Agreement may be amended, modified and supplemented in any aspect only by a written agreement executed and delivered by all parties hereto.  No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against which or whom the enforcement of such waiver, discharge or termination is sought except for a termination as provided in Section 4.  The failure of any party to exercise any right, power or remedy provided under this Agreement, or to insist upon compliance by any other party with its obligations under this Agreement, shall not constitute a waiver of such party's right to exercise any such right, power or remedy or to demand such compliance.

6.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transaction or by email of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

7.            Specific Performance.

(a)            The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek the remedy of specific performance of the terms hereof, without the requirement of posting or furnishing any bond or similar instrument, in addition to any other remedy at law or equity.

(b)            All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

8.            Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.  Each of Section 9.9 and Section 9.11 of the Merger Agreement is hereby incorporated by reference as if fully set forth herein and shall be binding on the parties hereto and that references to "this Agreement" contained therein shall apply to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COLLABRX, INC.

By:	/s/ Thomas R. Mika

/s/ Clifford Baron
Clifford Baron

MEDYTOX SOLUTIONS, INC.

By:	/s/ Seamus Lagan
Name:	Seamus Lagan
Title:	Chief Executive Officer

Signature Page to the Agreement re Employment Agreement Termination